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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                            NATURAL GOLF CORPORATION

                  Originally incorporated on December 28, 1990.

     Natural Golf Corporation, a corporation originally incorporated on December 28, 1990 (the "CORPORATION") and organized and existing under, and by virtue of, the Business Corporation Act of 1983 of the State of Illinois, as amended (the "IBCA"), does hereby certify that these Amended and Restated Articles of Incorporation of the Corporation (the "ARTICLES OF INCORPORATION") set forth below have been duly adopted in accordance with Section 10.20 of the IBCA.


                                    ARTICLE I

     The name of the Corporation is Natural Golf Corporation.


                                   ARTICLE II

     The address of the Corporation's registered office is 122C South County Farm Road, Wheaton, Illinois 60187. The name of the Corporation's registered agent is Patrick C. Keeley.


                                   ARTICLE III

     The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the IBCA.


                                   ARTICLE IV

     A.   Authorized Capital Stock.

     The Corporation shall have authority to issue 20,000,000 shares of capital stock, consisting of (i) 18,000,000 shares of Common Stock, no par value ("COMMON STOCK"), and (ii) 2,000,000 shares of Preferred Stock, par value $0.01 per share ("PREFERRED STOCK").

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     B.   Designations and Rights.

     The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

          1. Common Stock. Except as otherwise provided in this Section B.1. or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

               a. Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of Common Stock shall vote as a single class and be entitled to one (1) vote per share on each matter submitted to a vote of the shareholders of the Corporation.

               b. Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared thereon by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") and shall share equally on a per share basis in all such dividends.

               c. Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of the shares of Common Stock.

          2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of these Articles of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of, and issue shares of, the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Illinois, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

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          3.   No Cumulative Voting. Shareholders of the Corporation shall not have cumulative voting rights in any circumstance.


                                    ARTICLE V

     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Upon completion of the Corporation's initial public offering of common stock ("IPO"), and so long as the number of directors serving on the Board of Directors is six (6) or more (the later of the completion of the IPO and the number of directors first equaling six (6) members is referred to herein as the "TRIGGERING EVENT"), the directors shall automatically be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. At the next meeting of the Board of Directors following the Triggering Event, the Board of Directors shall designate the then existing directors of the Corporation as either Class I, Class II or Class III directors. The initial term of office of the Class I, Class II and Class III directors shall expire at the first, second and third annual meeting of shareholders following the Triggering Event, respectively. Beginning at the first annual meeting of shareholders following the Triggering Event, at each annual meeting of shareholders of the corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of shareholders of the corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Directors may only be removed for cause, except as otherwise provided by law, by the holders of a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of these Articles of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting

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power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.


                                   ARTICLE VI

     A.   Written Consent.

     Any action required or permitted to be taken by the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of shareholders, that written consent had been given in accordance with the provisions of the IBCA, and that written notice has been given as provided in such Section. Notwithstanding the foregoing, however, upon completion of the IPO, any action required or permitted to be taken by the shareholders of the Corporation shall be taken and effected only at a duly called annual or special meeting of shareholders of the Corporation and shall not be taken or effected by written consent of the shareholders of the Corporation in lieu of a meeting.

     B.   Special Meetings.

     Special meetings of shareholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days' written notice, only by (i) a Chairperson of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C.   Amendment.

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

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                                   ARTICLE VII

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation (the "BY-LAWS"). The By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the vote of a majority of the members of the Board of Directors in accordance with the preceding sentence.


                                  ARTICLE VIII

     A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall a director of the Corporation be liable to account to the Corporation for any profit realized by him or her from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member, or any corporation of which such director is an officer, director or shareholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the IBCA for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                   ARTICLE IX

     Meetings of shareholders may be held within or without the State of Illinois as the By-laws may provide. The books of the Corporation may be kept outside the State of Illinois at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.


                                    ARTICLE X

     The Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute.

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                                   ARTICLE XI

     A.   Indemnification of Directors, Officers, Employees and Agents.

     The Corporation shall:

          1. indemnify, to the fullest extent permitted by the IBCA, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2. indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person

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     is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper; and

          3. indemnify any present or former director or officer, and may indemnify any present or former employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XI.A.1. and 2., or in defense of any claim, issue or matter therein; and

          4. pay expenses incurred by a director, or an officer who is entitled to indemnification hereunder, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XI; and

          5. notwithstanding the foregoing provisions and except as required by the IBCA, the Corporation shall not be obligated to indemnify or pay expenses incurred by any person with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("PROCEEDINGS"), initiated or brought voluntarily by such person and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XI, unless a court of competent jurisdiction determines that each of the material assertions made by such person in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such person for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XI as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the

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     Corporation would have the power to indemnify such person against such liability under the provisions of this Article XI; and

          8. deem the provisions of this Article XI to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this
     Article XI is in effect, and any repeal or modification of this Article XI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article XI shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "SECOND CORPORATION") which shall merge into or consolidate with the Corporation where the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the IBCA only at the discretion of the Board of Directors; and

          9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall inure to the benefit of the heirs, executors and administrators of such a person.

     B.   Elimination of Certain Liability of Directors.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the IBCA is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended IBCA. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     C.   Amendment.

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article XI.

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of
Incorporation to be signed by its Chief Executive Officer and President on August 27, 2003.

                                       NATURAL GOLF CORPORATION

                                       By: /S/ Andrew S. Wyant
                                           -------------------------------------
                                           Andrew S. Wyant
                                           Chief Executive Officer and President